UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2014

Strategic Hotels & Resorts, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-32223	33-1082757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Madison Street, Suite 1700

Chicago, Illinois 60606

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 658-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 28, 2014, the Company and its operating partnership, Strategic Hotel Funding, L.L.C. (“SH Funding”), entered into an underwriting agreement with J.P. Morgan Securities LLC and Deutsche Bank Securities Inc. (the “Underwriting Agreement”), as representatives of the several underwriters listed in the Underwriting Agreement (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters an aggregate of 36,000,000 shares (the “Offered Shares”) of Common Stock at a price of $10.08 per share. The Company also granted the Underwriters a 30-day option to purchase up to 5,400,000 additional shares of Common Stock (the “Option Shares” and, together with the Offered Shares, the “Shares”) solely to cover over-allotments, if any.

The Company and SH Funding have agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute payments that the Underwriters may be required to make in respect of these liabilities. In addition, the Underwriting Agreement contains customary representations, warranties and agreements of the Company, SH Funding and the Underwriters, as well as customary conditions to closing.

The foregoing is a summary description of certain terms of the Underwriting Agreement and is qualified in its entirety by the text of the Underwriting Agreement attached hereto as Exhibit 1.1 and incorporated herein by reference.

On May 28, 2014, the Underwriters exercised their option to purchase all of the Option Shares. On May 27, 2014, the Company issued a press release announcing the Company’s underwritten public offering (the “Offering”). On May 28, 2014, the Company issued a press release announcing the upsizing and pricing of the Offering. Copies of the press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2 and are incorporated herein by reference.

The offering and sale of the Shares have been registered under the Securities Act, pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-179850).

Certain affiliates of the Underwriters are lenders under the Company’s $300 million bank credit facility (the “Credit Facility”) entered into in the ordinary course of the Company’s business. To the extent that proceeds from the sale of the Shares are used to repay debt under the Credit Facility, certain Underwriters and their affiliates will receive a portion of the proceeds from the sale of the Shares. In addition, certain of the Underwriters and their affiliates have in the past provided and may from time to time in the future provide commercial banking, financial advisory, investment banking and other services to the Company and SH Funding in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions.

On May 30, 2014, Venable LLP delivered its legality opinion with respect to the Shares, a copy of which is attached hereto as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The Exhibit Index immediately following the signature page to this Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 30, 2014

STRATEGIC HOTELS & RESORTS, INC.

	By:	/s/ Paula C. Maggio
		Name:	Paula C. Maggio
		Title:	Executive Vice President, Secretary and General Counsel

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement dated May 28, 2014

5.1	Opinion of Venable LLP regarding legality of shares offered

23.1	Consent of Venable LLP (included in Exhibit 5.1)

99.1	Press Release dated May 27, 2014

99.2	Press Release dated May 28, 2014